Exhibit 10.18

                              EMPLOYMENT AGREEMENT

     This Employment  Agreement (the "Agreement") is entered into by and between
Apria   Healthcare  Group  Inc.  (the  "Company")  and  Philip  L.  Carter  (the
"Executive"), as of December 7, 2000, effective as of January 1, 2000.

I.   EMPLOYMENT.
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     The Company hereby  employs the Executive and the Executive  hereby accepts such employment upon the terms and conditions hereinafter set forth. The term of the employment will continue until the termination of Executive's employment by reason of his written resignation, termination by the Company for any reason by written notice of termination, or death, provided that for purposes of Section IV-D-3, the "Expiration Date" shall initially be December 31, 2001, and shall be extended one (1) day for each day of the Executive's employment during the term of this Agreement until the Executive's employment is terminated for any reason. For instance, if the Executive's employment with the Company is terminated on January 1, 2001, the Expiration Date shall be December 31, 2002. The Executive's employment may be terminated at any time by written notice from the Executive to the Company or from the Company to the Executive, in the manner provided in
Section XVI hereof.

II.  DUTIES.
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     A. The  Executive  shall serve during the course of his  employment  as the
Chief Executive Officer of the Company, reporting to the Board of Directors. The Executive shall be the senior executive officer of the Corporation, with the authority to supervise and direct the other officers and employees of the Corporation, and with authority from time to time to delegate to other officers such executive and other powers with duties as he shall deem appropriate, subject in all respects to the authority of the Board.

     B. The Executive agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent the Executive, upon approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company or in competition with any present or future affiliate of the Company. Nothing herein shall prevent the Executive from investing in real estate for his own account or from becoming a partner or a stockholder in any corporation, partnership or other venture not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

III. COMPENSATION.
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     A.  Commencing on January 1, 2000,  the Company will pay to the Executive a base salary at the rate of $650,000 per year. Amounts payable shall be reduced by standard withholdings and other authorized deductions. The Executive's salary may be increased from time to time at the discretion of the Company's Board of Directors or its Compensation Committee.

     B. Annual Bonus, Incentive, Savings and Retirement Plans. The Executive shall be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company, including without limitation the Company's Incentive Compensation Plan and the Company's 401(k) Savings Plan.

     C. Welfare Benefit Plans. The Executive and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company. The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by the Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out the Executive.

     D. Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other executives of the Company.

     E. Fringe Benefits. The Executive shall be entitled to fringe benefits, including without limitation (i) a car allowance of $12,500 per year, payable in periodic installments in accordance with the Company's customary practices, (ii) reasonable access to the Company's independent auditors for personal financial planning, (iii) reasonable travel and entertainment expenses of the Executive's spouse, on an actually incurred basis when necessary in connection with participation in Company events, and (iv) such other benefits in accordance with the plans, practices, programs and policies as may be in effect generally with respect to other executives of the Company.

     F. Vacation. The Executive shall be entitled to four weeks of paid vacation annually, to be available and prorated monthly during the term of this Agreement and otherwise to be consistent with the vacation policy and practice applicable to other executives of the Company.

     G. Stock Options. The provisions in Section 2-G of the employment agreement between the Executive and the Company dated as of May 5, 1998, as amended, shall remain in full force and effect.

     H. Relocation. The provisions in Section 2-H of the employment agreement between the Executive and the Company dated as of May 5, 1998, as amended, shall remain in full force and effect.

IV.  TERMINATION.
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     A.  Death  or  Disability.   The  Executive's  employment  shall  terminate
automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section XVI of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of the Executive and which renders the Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of Disability under this Agreement based upon information supplied by the Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

     B. Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has engaged in or committed: willful misconduct; theft, fraud or other illegal conduct; failure to substantially perform his duties (other than such failure resulting from the Executive's Disability) for a 30-day period after written demand for substantial performance is delivered by the Company that specifically refers to this paragraph and identifies the manner in which the Company believes the Executive has not substantially performed his duties; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Company; violation of any fiduciary duty; violation of the Executive's duty of loyalty to the Company; or a breach of any term of this Agreement. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without delivery to the Executive of a notice of termination signed by the Company's Chairman of the Board stating that the Board of Directors of the Company has determined that the Executive has engaged in or committed conduct of the nature described in the second sentence of this paragraph, and specifying the particulars thereof in detail.

     C. Other than Cause or Death or Disability. The Executive or the Company may terminate the Executive's employment at any time, without Cause, by giving the other party to this Agreement at least 30 days advance written notice of such termination, subject to the provisions of this Agreement.

     D. Obligations of the Company Upon Termination.

     1. Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (a) payment of the sum of (i) the Executive's base salary through the date of termination of employment to the extent not theretofore paid, plus (ii) any earned vacation pay, to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination of employment; and (b) payment to the Executive or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare benefit plans.

     2. Cause. If the Executive's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than for the timely payment of the Accrued Obligations. If it is subsequently determined that the Company did not have Cause for termination under this Section IV-D-2, then the Company's decision to terminate shall be deemed to have been made under Section IV-D-3 and the amounts payable thereunder shall be the only amounts the Executive may receive for his termination.

     3. Other than Cause or Death or Disability.

         (a) If, during the term of this Agreement, (i) the Company terminates the Executive's employment for other than Cause or death or Disability, or (ii) the Executive terminates his employment hereunder with Good Reason (as defined below), the Executive's employment shall terminate and the Executive shall be entitled to receive the following:

                  (1) an amount equal to the Contract Balance (as defined below) in one lump sum upon such termination of his employment; and

                  (2) in exchange for the post-termination covenants provided in the Nondisclosure and Noncompetition Agreement attached hereto as Exhibit A (the "Nondisclosure Agreement"), the payments described in
         Section 3(b) of the Nondisclosure Agreement. Nothing in this Section IV-D-3(a) shall be deemed to create a presumption concerning the reason for the termination of the Executive's employment.

         Any payment made pursuant to this Section IV-D-3(a) shall be reduced by all amounts required to be withheld by applicable law, and shall only be made in exchange for a valid release of all claims the Executive may have against the Company in a form acceptable to the Company. Such payment shall constitute the sole and entire obligation of the Company to provide any compensation or benefits to the Executive upon termination, except for obligations under the Company's 401(k) Savings Plan, obligations pursuant to the terms of any outstanding stock option agreements and the Company's obligation to provide the benefits required by Section IV-D-3(e) below, and payments required to be made under any other incentive compensation plan, and except that the Company will also pay to the Executive any Accrued Obligations (as defined in Section IV-D-1).

         (b) The term "Good Reason" means:

             (i) if the Executive's annual base salary is reduced, except for a general one-time "across-the board" salary reduction not exceeding ten percent (10%) which is imposed simultaneously on all officers of the Company; or

             (ii) if, following the Executive's relocation to Orange County, California, the Company requires the Executive to be based at an office location which will result in an increase of more than thirty (30) miles in the Executive's one-way commute; or

             (iii) if the Company's Board of Directors does not permit the Executive to continue to serve as the Chief Executive Officer with the responsibilities as described in Section II-A or another mutually acceptable senior executive position; or

             (iv) if a Change of Control of the Company occurs and, at any time concurrent with or during the six-month period following said Change of Control, the Executive shall have sent to the Chairman of the Company a written notice terminating his employment on a date specified in said notice.

         (c) The term "Contract Balance" means an amount equal to the annual base salary and car allowance that Executive would have earned from the Company had Executive continued his employment from the date the Executive's employment terminated through the Expiration Date (i.e., base salary and car allowance for two (2) years), using the rate of base salary and the car allowance in effect on the date on which the Executive received or gave written notice of his termination, plus an amount equal to two (2) times the sum of (i) an amount equal to the average of the Executive's two (2) most recent annual bonuses, if any, received under the Company's Incentive Compensation Plan prior to such notice of termination, and (ii) an amount determined by the Company from time to time in its sole discretion to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which annual amount is hereby initially determined to be $10,000.

         (d) A "Change of Control" shall be deemed to have occurred if:

             (i) any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is, becomes or enters a contract to become, the "beneficial owner", as such term is used in Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities representing twenty-five percent (25%) or more of the voting common stock of the Company;

             (ii) all or substantially all of the business of the Company is disposed of, or a contract is entered to dispose of all of the business of the Company pursuant to a merger, consolidation other transaction in which (a) the Company is not the surviving company or (b) the stockholders of the Company prior to the transaction do not continue to own at least sixty percent (60%) of the surviving corporation;

             (iii)  the Company is materially or completely liquidated; or

             (iv) any person (other than the Company) purchases any common stock of the Company in a tender or exchange offer with the intent, expressed or implied, of purchasing or otherwise acquiring control of the Company.

         Notwithstanding clause (i) above, a "Change of Control" shall not be deemed to have occurred solely because a person shall be, become or enter into a contract to become the beneficial owner of 25% or more, but less than 40%, of the voting common stock of the Company, if and for so long as such person is bound by, and in compliance with, a contract with the Company providing that such person may not nominate, vote for, or select more than a minority of the directors of the Company. The exception provided by the preceding sentence shall cease to apply with respect to any person upon expiration, waiver, or non-compliance with any such contract, by which such person was bound.

         (e) In the event of any termination of the Executive's employment pursuant to Section IV-D-3(a), the Company shall, for a period of one year following the termination date, provide the Executive with appropriate office space in a furnished office suite, including reasonable secretarial, telephone, copying and delivery services. The Company shall not be required to spend more than a total of $50,000 to provide this benefit to the Executive.

         (f) In the  event  the  Executive  initiates  arbitration  pursuant  to
         Section V to enforce his rights to any payments under this Section IV-D-3 (including but not limited to payments under the Nondisclosure Agreement), or the Company seeks to withhold or reduce any such payments for any reasons, then:

             (i) the burden of proving that the Executive is not entitled to such payments shall be on the Company;

             (ii) The Company shall pay all expenses incurred by the Executive in prosecuting or defending any such proceeding as they are incurred by the Executive in advance of the final disposition of such dispute, together with any tax liability incurred by the Executive in connection with the receipt of such amounts; provided, however, that the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced to the extent the arbitrator in such proceeding so determines as provided in
                    Section V; and

             (iii) All such payments required under this Agreement (including but not limited to payments under the Nondisclosure Agreement) shall continue to be made on the dates provided herein without any offsets, claims or charges of any kind whatsoever being asserted by the Company, except in the event a final determination pursuant to the arbitration provisions of Section V has been rendered and such determination provides that the Company is entitled to assert any such offset, claim or charge against the Executive.

     4. Exclusive Remedy. The Executive agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and the Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

V.   ARBITRATION.
     -----------

     Any dispute or controversy arising under or in connection with this Agreement or Executive's employment by the Company shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American Arbitration Association's National Rules for Resolution of Employment Disputes as then in effect. Such arbitration shall be conducted in Orange County, California, and the arbitrator shall be a resident of Orange County, California or of a county contiguous to Orange County, California. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of the Nondisclosure Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided, further, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of employment termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. Any arbitration proceeding pertaining to this Agreement shall be consolidated with any arbitration proceeding pertaining to the Nondisclosure Agreement. The arbitrator's order shall specify, based on the outcome of the arbitration, whether the Executive shall repay any of the Executive's expenses theretofore paid by the Company pursuant to Section IV-D-3(f)(ii). The fees and expenses of the arbitrator shall be borne by the Company.

VI.  CERTAIN MODIFICATIONS TO NONDISCLOSURE AGREEMENT.
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     The Nondisclosure  Agreement provides for certain payments to the Executive if the Executive agrees to refrain from taking certain actions within a specified period following a termination of employment, including accepting an employment or consulting relationship with a principal competitor of the Company. The Company and the Executive may, from time to time (but no more often than once during any six (6)-month period and no later than the occurrence of a Change of Control), propose to add or delete one or more names of principal competitors to or from, as applicable, those identified in the Nondisclosure Agreement by giving notice to the other party as specified in Section XVI. Such addition or deletion shall be made if such entity becomes or ceases to be, as applicable, a principal competitor of the Company, provided that there shall be no more than three (3) principal competitors of the Company identified on the Nondisclosure Agreement at any given time. If no objection to such proposal is made within ten (10) business days following the giving of notice thereof, such proposal shall be deemed accepted and the Nondisclosure Agreement shall be modified accordingly. Any dispute concerning the operation of this Section VI shall be resolved in the manner specified in Section V hereof.

VII. REFRAINING FROM UNFAIR COMPETITION.
     ----------------------------------

     A. Concurrently herewith, the Executive is entering into the Nondisclosure Agreement.

     B. The Company and the Executive hereby agree that the terms of the Nondisclosure Agreement are incorporated into this Agreement by this reference, and shall be a part hereof.

VIII.EXCISE TAX.
     ----------

     A. In the event that any amount or benefit that may be paid or otherwise provided to or in respect of the Executive by or on behalf of the Company or any affiliate, whether pursuant to this Agreement or otherwise (collectively, "Covered Payments"), is or may become subject to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision or any comparable provision of state, local or foreign law) ("Excise Tax"), the Company will pay to the Executive a "Reimbursement Amount" equal to the total of: (A) any Excise Tax on the Covered Payments, plus (B) any Federal, state, and local income taxes, employment and excise taxes (including the Excise Tax) on the Reimbursement Amount, plus (C) the product of any deductions disallowed for Federal, state or local income tax purposes because of the inclusion of the Reimbursement Amount in the Executive's income multiplied by the Executive's combined Federal, state, and local income tax rate for the calendar year in which the Reimbursement Amount is includible in the Executive's taxable income, plus (D) any interest, penalties or additions to tax imposed under applicable law in connection with the Excise Tax or the Reimbursement Amount, plus (E) any reasonable out-of-pocket costs incurred by the Executive in connection with any of the foregoing. For purposes of this Section VIII-A, the Executive will be deemed to pay (1) Federal income taxes at the highest applicable marginal rate of Federal income taxation applicable to individuals for the calendar year in which the Reimbursement Amount is includible in the Executive's taxable income and (2) any applicable state and local income taxes at the highest applicable marginal rate of taxation applicable to individuals for the calendar year in which such Reimbursement Amount is includible in the Executive's taxable income, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income). Except to the extent provided in Section VIII-C below, this provision is intended to put Employee in the same position as Employee would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

     B. The payment of a Reimbursement Amount under this Section VIII shall not be conditioned upon the Executive's termination of employment.

     C. Notwithstanding the foregoing provisions of this Section VIII-A, if the Company determines that, absent this sentence, the Executive is entitled to a Reimbursement Amount, but that the portion of the Covered Payments that would be treated as "parachute payments" under Code Section 280G ("Covered Parachute
Payments") does not exceed 103% of the greatest amount of Covered Parachute Payments that could be paid to the Executive such that the receipt of such Covered Parachute Payments would not give rise to any Excise Tax (the "Safe Harbor Amount"), then no Reimbursement Amount shall be paid to the Executive (unless for any reason Executive is determined to be subject to the Excise Tax after application of the balance of this sentence, in which case the full Reimbursement Amount shall be paid), and the Covered Parachute Payments payable under this Agreement shall be reduced so that the Covered Parachute Payments, in the aggregate, are reduced to the Safe Harbor Amount. For purposes of reducing the Covered Parachute Payments to the Safe Harbor Amount, only amounts payable under this Agreement shall be reduced. If the reduction of the amounts payable under this Agreement would not result in a reduction of the Covered Parachute Payments to the Safe Harbor Amount, no amounts payable under this Agreement or otherwise shall be reduced pursuant to this Section VIII-C. The Company shall notify the Executive of any intent to reduce the amount of any Covered Payments in accordance with this Section VIII-C (which notice, if practicable, shall be given prior to the occurrence of an event that would give rise to a Covered Parachute Payment), and Executive shall have the right to designate which of the Covered Payments shall be reduced and to what extent, provided that the Executive may not so elect to the extent that, in the determination of counsel to the Company, such election would cause the Executive to be subject to the Excise Tax.

     D. The determination of whether an event described in Code Section 280G(b)(2)(A)(i) has occurred, the amount of any Reimbursement Amount and/or the amounts described in Section VIII-C above shall be made initially by an accounting firm mutually acceptable to the Company and the Executive; provided, however, that nothing herein shall limit the Executive's right to payment of the Reimbursement Amount in the event it is determined that any of such initial determinations was incorrect.

     E. The Executive shall promptly notify the Company in writing of any claim by any taxing authority that, if successful, would require the payment by the Company of a Reimbursement Amount; provided, however, that failure by the Executive to give such notice promptly shall not result in a waiver or forfeiture of any of the Executive's rights under this Section VIII except to the extent of actual damages suffered by the Company as a result of such failure. If the Company notifies the Executive in writing within 15 days after receiving such notice that it desires to contest such claim (and demonstrates to the reasonable satisfaction of the Executive its ability to pay any resulting Reimbursement Amount), the Executive shall:

     1. give the Company any information reasonably requested by the Company relating to such claim;

     2. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to the Executive;

     3. cooperate with the Company in good faith in order effectively to contest such claim; and

     4. permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company's actions do not unreasonably interfere with or prejudice the Executive's disputes with the taxing authority as to other issues; and provided, further, that the Company shall bear and pay on an after-tax and as-incurred basis, all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax and as-incurred basis, for all resulting taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax.

IX.  SUCCESSORS.
     ----------

     A. This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company, its subsidiaries and its successors and assigns and any such subsidiary, successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

X.   WAIVER.
     ------

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

XI.  MODIFICATION.
     ------------

     This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company's Chairman.

XII. SAVINGS CLAUSE.
     --------------

     If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect any other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.

XIII.COMPLETE AGREEMENT.
     ------------------

     This Agreement constitutes and contains the entire agreement and final understanding concerning the Executive's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement. Except as provided herein, the Executive's prior employment agreement with the Company is no longer in effect.

XIV. GOVERNING LAW.
     -------------

     This Agreement shall be deemed to have been executed and delivered within the State of California and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XV.  CONSTRUCTION.
     ------------

     In any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XVI. COMMUNICATIONS.
     --------------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by courier, or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at 10520 Wilshire Boulevard, #702, Los Angeles, California 90024, or addressed to the Company at 3560 Hyland Avenue, Costa Mesa, California 92626, Attention: Chairman of the Board, with a copy to the Senior Vice President and General Counsel, with a copy to the attention of the Senior Vice President, Human Resources; provided, however, that if the Executive is the Chairman of the Board, such communication shall be sent to the Chairman of the Nominating Committee of the Board (together with such copies to the Senior Vice President and General Counsel and the Senior Vice President, Human Resources). Either party may change the address at which notice shall be given by written notice given in the above manner.

XVII.EXECUTION.
     ---------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Xerographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

XVIII.LEGAL COUNSEL.
      -------------

     The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have each had the opportunity to consult with legal counsel of their choice.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

APRIA HEALTHCARE GROUP INC.                 THE EXECUTIVE

By ____________________________             _____________________________
   Ralph V. Whitworth                       Philip L. Carter
   Chairman

                                    EXHIBIT A

                   Nondisclosure and Noncompetition Agreement

     This Nondisclosure and Noncompetition Agreement (this "Agreement") is dated as of this 7th day of December, 2000 by and between Philip L. Carter (the "Executive") and Apria Healthcare Group Inc. (the "Company).

                                    RECITALS

     WHEREAS,   concurrently   herewith,  the  Executive  is  entering  into  an
Employment Agreement with the Company dated as of December 7, 2000, effective as of January 1, 2000 (the "Employment Agreement");

     WHEREAS, the Employment Agreement provides that this Agreement shall be incorporated by reference into and become a part of the Employment Agreement; and

     WHEREAS, the Executive and the Company hereby intend to enter into certain agreements pertaining to confidentiality and their obligations to perform and refrain from performing certain acts prior to and following the termination of the Executive's employment with the Company, and for the Company to pay consideration to the Executive in exchange for the agreement by the Executive to take and refrain from taking certain actions following such termination of employment.

                                    AGREEMENT

     1. Acknowledgements by the Executive. The Executive acknowledges that:

     (a) In carrying out his duties and responsibilities under the Employment Agreement and his predecessor employment agreement with the Company, the Executive is a member of the Company's senior executive management and participates in formulating and implementing business plans and policies that are and will continue to be essential to the Company's competitive success;

     (b) These activities require relationships of trust and confidence between the Executive and the Company's other officers and the Company's directors;

     (c) The Executive, in the performance of his duties on behalf of the Company, has had and will have access to, has received and will receive, and was entrusted and will be entrusted with confidential information, including but not limited to systems technology, field operations, reimbursement, development, marketing, organizational, financial, management, administrative, clinical, customer, distribution and sales information, data, specifications and processes owned by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and was and will be made available to the Executive in confidence;

     (d) The sale or unauthorized use or disclosure of any of the Company's Confidential Material by any means whatsoever and at any time before, during or after the Executive's employment with the Company shall constitute unfair competition;

     (e) The Executive's employment with a competitor of the Company within a reasonable time following the termination of his employment with the Company would create a substantial likelihood that the Executive would inevitably disclose or use, to the detriment of the Company, such Confidential Information, and that it is essential to the Company's legitimate business interests and also to free and fair competition in the industry within which the Company does business, to protect the Company's Confidential Material from disclosure; and

     (f) The risk of inevitable disclosure is particularly applicable to any such employment by the Executive in a similar senior position with those competitors of the Company that are similar in operation, service, missions and markets to the Company ("Principal Competitors"), and that as of the date of this Agreement the Principal Competitors are Lincare Holding, Inc., American Home Patient, Rotech Medical Corporation and their parent, affiliated and subsidiary companies.

     2.  Nondisclosure  and  Noncompetition   Agreement.  The  Executive  hereby
acknowledges, represents, warrants and covenants that:

     (a) Except in the performance of duties on behalf of the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of the Executive's) to be confidential because it has become part of the public domain. All records, files, drawings, documents, notes, disks, diskettes, tapes, magnetic media, photographs, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which the Executive prepares, uses or encounters during the course of his employment, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of the Employment Agreement by any means, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in the Executive's possession or under the Executive's control;

     (b) The Executive agrees that he shall not engage in unfair competition either during the time employed by the Company or any time thereafter;

     (c) The Executive will not, within one year following the termination of his employment with the Company (the "Post-Termination Period"), accept an employment or consulting relationship, directly or indirectly, with any entity engaged in the business of home respiratory therapy, home infusion therapy, and home medical equipment, within the United States. Without limiting the generality of the foregoing, during the Post-Termination Period, the Executive has not accepted and will not accept any employment or consulting relationship with any Principal Competitor;

     (d) During the term of his employment and during the Post-Termination Period, the Executive will not initiate communications with any of the Company's employees who earned annually $50,000 or more as a Company employee during six-month period prior to the termination of such employee's employment with the Company, for the purpose of soliciting such employee to work for any other business, individual, partnership, firm, corporation, or other entity; and

     (e) During the term of his employment and during the Post-Termination Period, the Executive will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

     3. Agreement to Compensate the Executive.

     (a) The parties agree that the Executive will be adequately compensated under the Employment Agreement, without regard to this Section 3, for the representations and warranties set forth above and for the covenants that the Executive has agreed herein to perform prior to the date of the Executive's termination of employment.

     (b) The parties further agree that, if the Executive's employment is terminated under either of the circumstances described in Section IV-3(a) of the Employment Agreement, the Executive shall be entitled to the following payments, it being understood that (i) such payments are intended to compensate the Executive fully for the performance of the covenants of Executive during the Post-Termination Period provided in Section 2 above, and (ii) the Executive is not entitled to receive any payments under this Section 3 in the event the Executive's employment is terminated other than under one of the circumstance described in Section IV-3(a) of the Employment Agreement:

     (i) An amount equal to the Executive's annual base salary in effect on such date;

     (ii) An amount equal to the average of the Executive's two (2) most recent annual bonuses, if any, received under the Company's Incentive Compensation Plan prior to such notice of termination;

     (iii) An amount equal to the Executive's annual car allowance as of such date; and

     (iv) An amount determined by the Company in its sole discretion to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is hereby initially determined to be $10,000.

     (c) Timing of  Payment.  The amount  payable to the  Executive  pursuant to
Section 3(b) above shall be divided into fifty-two (52) equal installments and paid weekly over the fifty-two (52)-week period beginning on the third (3rd) business day after termination of the Executive's employment with the Company, and on the same day of each of the fifty-one (51) weeks thereafter.

     4. Miscellaneous

     (a) Arbitration. Any dispute or controversy arising under or in connection with this Agreement or the Executive's employment by the Company shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American Arbitration Association's National Rules for Resolution of Employment Disputes as then in effect. Such arbitration shall be conducted in Orange County, California, and the arbitrator shall be a resident of Orange County, California or of a county contiguous to Orange County, California. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 2 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided, further, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of employment termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. Any arbitration proceeding pertaining to this Agreement shall be consolidated with any arbitration proceeding pertaining to the Employment Agreement. The arbitrator's order shall specify, based on the outcome of the arbitration, whether the Executive shall repay any of the Executive's expenses theretofore paid by the Company pursuant to Section
IV-D-3(f)(ii) of the Employment Agreement. The fees and expenses of the arbitrator shall be borne by the Company.

     (b) Successors.

     (i) This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     (ii) This Agreement shall inure to the benefit of and be binding upon the Company, its subsidiaries and its successors and assigns and any such subsidiary, successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

     (c) Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     (d) Modification. This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company's Chairman.

     (e) Savings Clause. If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect any other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.

     (f) Complete Agreement. This Agreement and the Employment Agreement constitute and contain the entire agreement and final understanding concerning the Executive's employment with the Company and the other subject matters addressed herein between the parties. This Agreement and the Employment Agreement are intended by the parties as a complete and exclusive statement of the terms of their agreement. They supersede and replace all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement or the Employment Agreement shall not be binding upon or enforceable against either party. This Agreement, together with the Employment Agreement, constitute a fully integrated agreement.

     (f) Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

     (g) Construction. In any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     (h) Communications. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by courier, or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at 10520 Wilshire Boulevard, #702, Los Angeles, California 90024, or addressed to the Company at 3560 Hyland Avenue, Costa Mesa, California 92626, Attention: Chairman of the Board, with a copy to the Senior Vice President and General Counsel, with a copy to the attention of the Senior Vice President, Human Resources; provided, however, that if the Executive is the Chairman of the Board, such communication shall be sent to the Chairman of the Nominating Committee of the Board (together with such copies to the Senior Vice President and General Counsel and the Senior Vice President, Human Resources). Either party may change the address at which notice shall be given by written notice given in the above manner.

     (i) Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Xerographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     (j) Legal Counsel. The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have each had the opportunity to consult with legal counsel of their choice.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

APRIA HEALTHCARE GROUP INC.                 THE EXECUTIVE

By ____________________________             _____________________________
   Ralph V. Whitworth                       Philip L. Carter
   Chairman